Bravo Brio Restaurant Group, Inc. Foodservice Distribution Agreement
Schedule

DMA:	Distribution Market Advantage, Inc., 1515 Woodfield Rd., Suite 600, Schaumburg, IL 60173. Email: dan.cox@dmadelivers.com.

Distributors:
Ben E. Keith Company, 7600 Will Rogers Blvd, Ft. Worth, TX 76140. Email: cslewis@benekeith.com.
Gordon Food Service, Inc., 1300 Gezon Parkway SW, Wyoming, MI 49509. Email: brian.larsen@gfs.com.
Nicholas & Co., Inc., 5520 W. Harrold Gatty Drive, Salt Lake City, UT 84116. Email: jake.box@nicholasandco.com.
Shamrock Foods Company, 3900 E. Camelback Road, Suite 200, Phoenix, AZ 85018. Email: Jeff_peitzmeier@shamrockfoods.com.

Customer:	Bravo Brio Restaurant Group, Inc., 777 Goodale Blvd, Suite 100, Columbus, OH 43212, Email: JOdachowski@BBRG.com.

Restaurant Concepts:	Bravo, Brio, Bon Vie and others that BBRG may develop

Units:	See attached exhibit entitled Units under the Bravo Brio Restaurant Group, Inc. Foodservice Distribution Agreement

Products:	Item	Selling Markup
	All Distributors other that Gordon Food Service All Products except Products sold under Agency Billing Programs, as defined in the section titled “Pricing”.	[***]%

	Gordon Food Service All Products except Products sold under Agency Billing Programs, as defined in the section titled “Pricing”.	[***]%

Products sold under Agency Billing Programs, as defined in the section titled “Pricing”, shall be sold at the price Customer has negotiated with the Suppliers under such programs.

New Unit Opening Incentive:	[***]% of Product purchases by a new Unit prior to or during the first [***] days of operation.

Quick Pay Incentive
The Selling Markup percentage shown under Products on the Schedule contain a Quick Payment Incentive. The quick payment incentive for all Distributors except Gordon Food Service will be [***]% for payment via Electronic Funds Transfer (EFT) in [***] days.
The quick payment incentive for Gordon Food Service will be [***]% for payment via Electronic Funds Transfer (EFT) in [***] days.
Should you wish to revert back to the Payment Terms shown on the Schedule at some point during the Term of this Agreement the Selling Markup % shown under Products will be increased [***]% for Gordon Food Service and [***]% for all other Distributors.

Annual Conference / Marketing Support:	$[***] per Unit for Units serviced as of June 30 and payable by July 31 of each year

Diesel Fuel Adjustment Per Case:	Diesel Fuel Cost per Gallon: $[***] $[***]	Surcharge per Case [***] $[***]

Term:	February 1, 2017 - January 31, 2020 at 5 p.m. Chicago time

Payment Terms:	[***] days - See Quick Payment Incentive

Customer Representations:

Minimum Percentage of Orders Placed With e-Advantage®:		100%

Maximum Deliveries Per Unit Per Week: (Some high volume Unit that BBRG identifies to receive an additional delivery by Mutual consent)		[***] per week

Minimum Average Delivery in Dollars:		$[***]

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

Maximum Number of Proprietary Product Items:	[***] items

Maximum Number of Supplier Contracted Product Items:	[***] items

Maximum Number of Proprietary Products with no Movement Requirements:	[***] items

Minimum Proprietary Product Inventory Turns Per Year:	[***] annual turns

Maximum Number of Slow Proprietary Product Items:	[***] items

Maximum Cubic Feet Per Case:	[***] cubic feet

Maximum Average Cubic Feet Per Case:	[***] cubic feet

Minimum Average Cost Per Case:	$[***]

Maximum Weight Per Case:	[***] pounds

Number of Distribution Centers at Commencement Date:	[***] distribution centers

Number of Units at Commencement Date:	[***] Units

Current Average Distribution Center Spoke Miles At Commencement Date (Average distance of all Units serviced from a Distribution Center):	[***] miles
Maximum Geographic Coverage Area:	Continental United States

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

Table of Contents

1.	Primary Distributors.

2.	Term of Agreement.

3.	Units.

4.	Account Management.

5.	Usage Reports and Data.

6.	Ordering Procedures.

7.	Procedures Manuals.

8.	Deliveries.

9.	Pricing.

10.	Supplier Contracted Cost.

11.	Incentives.

12.	Annual Conference / Marketing Support.

13.	Adjustments.

14.	Proprietary Products.

15.	Invoicing and Payment Terms.

16.	Customer Representations and Other Critical Criteria.

17.	Price Audit.

18.	Price Verification.

19.	Credit and Collection.

20.	Termination.

21.	Warranties.

22.	Indemnification and Claim Limitations.

23.	Confidentiality.

24.	Distributor Liability.

25.	Insurance

26.	Recalls, Holds, Inspections, and Product Withdrawals.

27.	Annual Third Party Distributor Distribution Center Inspection.

28.	Force Majeure.

29.	Contract Interpretation.

30.	General.

DMA and Distributors (“we” or “us”) agree to furnish foodservice distribution of the Products and related services to Customer (“you”) for the Restaurant Concepts located at the Units during the Term of this Agreement as follows. “Units” shall mean all locations under this Agreement: (I) owned and operated by Customer or (2) operated by a franchisee of Customer or its affiliates (each a “Franchisee”). Capitalized terms are defined either in the Schedule or in the section where first used.

1.	Primary Distributors.

1.1.
We accept your appointment as your primary distributor for the Restaurant Concepts operated at the Units. We will sell and you (and each Franchisee) will purchase at least 80% (by selling Price) of your and the Franchisees' requirements, in the aggregate, for the Products at the Units from us during each calendar quarter of the Term.

1.2.
You acknowledge that DMA is solely the marketing and coordination organization for the Distributors, and that the Distributors, and not DMA, will sell and deliver the Products to you. Accordingly, you acknowledge that all of our rights and obligations under this Agreement are rights and obligations of the Distributors, and not DMA, unless specified otherwise.

2.
Term of Agreement. Our obligation to furnish foodservice distribution of the Products and related services will be in effect for the Term specified in the Schedule. The Term will automatically renew for successive one-year periods thereafter, unless you or DMA give notice of non-renewal to the other at least 90 days prior to the end of the Term specified in the Schedule or any successive one-year period.

3.	Units.

3.1.
You have the right to add Units within our then current distribution service areas by notice to us. DMA will furnish you with a description or map of each Distributor's service area at the commencement of the Term of this Agreement, and thereafter upon your request.

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

3.2.
You have the right to request us to add Units outside of our then current distribution service areas. Upon your request, DMA will use commercially reasonable efforts to solicit a distributor to service the outside Units from among the Distributors, other DMA distributors not a party to this Agreement, or other distributors in the area.

3.3.
Each Franchisee will be required to sign an Acceptance of Foodservice Distribution Agreement by Franchisee (“Acceptance”) in the form attached as an exhibit prior to making purchases under this Agreement. Credit terms offered to each Franchisee will be independently determined by the Distributor serving it.

3.4.
If you have Franchisees, you have the right to direct us to cease distributing Products under this Agreement to any Franchisees (as you specify) or otherwise direct us with regard to distribution services under this Agreement to those Franchisees. You indemnify us for any loss, damage, or expense (including reasonable attorneys' fees) arising from or related to: (1) ceasing distribution to any Franchisee under this Agreement at your direction; or (2) any other action or inaction taken by us under this Agreement at your direction or otherwise related to the Franchisee. The foregoing indemnification obligations shall survive the termination of the Term or expiration of this Agreement.

3.5.
You represent and warrant that (1) each Franchisee has, by contract, appointed you as its purchasing agent, (2) you have the authority, as purchasing agent, to negotiate all terms, including payment provisions, of purchasing arrangements on behalf of each such Franchisee and to enter into agreements binding upon such Franchisees, and (3) you agree, as agent for and on behalf of each such Franchisee, to the terms of this Agreement. Each such Franchisee shall have your rights and your obligations under this Agreement with respect to the Products ordered by such Franchisee.

4.	Account Management.

4.1.	DMA will serve as the central contact for the administration of this Agreement.

4.2.
DMA will appoint an Account Executive as your single contact to manage this program. Sales professionals at each of our distribution centers will be responsible to the DMA Account Executive for the purposes of this program. DMA will also appoint a Supply Chain Specialist to expedite communications within the program.

4.3.
Each Distributor will assign an Account Executive and Customer Service Representatives to each Unit, and it will be their responsibility to maintain contact with the Unit with regard to service levels.

4.4.
DMA will coordinate the implementation and maintenance of this program between the Distributors and you, including development of a transition plan, assignment and reassignment of Distributors and distribution centers to Units, program planning and meetings, development of order guides, development of procedures manuals for the Units, implementation of Supplier contracts for contracted Products, and review of service levels, inventory management, and problem resolution between our distribution centers and you.

4.5.
DMA will serve as the “clearing house” for program communications such as Product requirements, Unit changes, new Product rollouts, inventory issues, Product code changes, and any other issues requiring system wide communications.

4.6.	DMA will schedule periodic business review meetings to review performance against your goals and requirements, and the status of the Customer Representations described in the Schedule.

5.	Usage Reports and Data.

5.1.
You will be furnished at no additional charge with our standard usage reports generated by e-Advantage®, our web based order entry and reporting system. DMA will make customized reports available to the extent practicable, but such reports will be at specified additional cost to you.

5.2.
Upon your request, DMA will provide Information to a third party you specify for the purpose of information analysis, order placement or processing, or supplier rebate application. “Information” means usage reports, data, and other information regarding this program provided by DMA to you or the third party. The Information will be made available in our standard formats. All Information we send to the third party is for your sole use. Selling, utilizing, or disclosing the Information to anyone other than you and the third party is prohibited. Prior to providing any Information to the third party, the third party will sign a confidentiality agreement, in a form reasonably requested by DMA.

5.3.	All Information DMA and the Distributors provide to you is owned by and is the property of DMA and the Distributors.

5.4.
DMA will use commercially reasonable efforts to collect and process Information in an accurate manner and will correct any errors, omissions, or defects in the Information within 30 days after notice of the error, omission, or defect from you. The correction methods and procedures will be determined by DMA, in its sole discretion. However, neither DMA nor the Distributors are liable for any loss, damage, or expense arising from or related to: (1) loss or corruption of data; (2) errors in data mapping or data input; (3) errors, omissions, or defects in the Information not described in a notice from you; or (4) any action or failure to take action by you in reliance on the Information.

6.	Ordering Procedures.

6.1.
In order to permit us to capture efficiencies in the supply chain for you, you and each Franchisee agree that the Units will place orders through e-Advantage®. A standardized order entry format approved by you will be implemented across all our distribution centers. Each Distributor will have the right to charge an additional fee equal to $[***] for any orders not made through e-Advantage® or other electronic means agreed upon between you and the Distributor.

6.2.	Order guides will be categorized utilizing your chart of accounts.

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

7.	Procedures Manuals.

7.1.
Each Distributor will supply you and each Unit the Distributor serves with a detailed procedures manual. The procedures manual will cover key contacts at the distribution center that service the Unit, the e-Advantage® system, and the Distributor's procedures for ordering, delivery schedules, delivery procedures, key drops, receiving, credit memos, pick-ups, Product returns, recalls, etc.

7.2.
The procedures manuals will establish the course of performance, course of dealing, and usage of trade between you and each Distributor. Each procedures manual will be updated any time a change in procedures is made.

8.	Deliveries.

8.1.	We will make deliveries to the Units at the frequency specified in the Schedule, unless we specify otherwise (with your approval) at time of order.

8.2.
The delivery schedules prepared by each Distributor will take your and each Franchisee's needs and preferences into account. The delivery schedules may be modified from time to time by us, either temporarily or permanently, with reasonable notice to the affected Units and approved by the BBRG Corporate Office.

8.3.
We recognize that your preference is to receive unattended key drop deliveries. Deliveries that are not made as a key drop will not be scheduled during lunch blackout periods defined as 10:00 a.m. to 2:00 p.m.

8.4.	You and the Franchisees will attain the Minimum Average Delivery in Dollars specified in the Schedule, calculated as the average of all Units and measured by calendar quarter.

8.5.
We agree to provide additional deliveries to any Unit in excess of the Maximum Deliveries Per Unit Per Week set forth in the Schedule if such Unit achieves the Minimum Average Delivery in Dollars specified in the Schedule for all deliveries during such week.

8.6.
We will use commercially reasonable efforts to attain [***]% (by case) order fill rate within one business day of order if you are delivered on a next day basis and two business days if you are delivered on a skip day basis with either the Product you ordered or a substitute approved by your authorized representative, subject to the section titled “Force Majeure”. Order fill rate will be calculated as the average of all Units and measured by calendar quarter.

8.7.
Each Unit must provide us with notice of any delivery of non-conforming Products, or shortage, loss, or damage of Products, upon receipt of the Products and before our driver leaves the Unit (except for key drop deliveries).

8.8.
If a Distributor makes a key drop delivery to a Unit, the Unit will be conclusively deemed to have received and accepted the type and quantity of Products shown on the Distributor's invoice or delivery list left with the Products (even though the invoice or list was not signed by the Unit), unless the Unit gives the Distributor notice of non-conforming Products, or shortage, loss, or damage, by the time specified in the Distributor's procedures manual. A key drop delivery means a delivery made by a Distributor to a Unit when none of the Unit's employees in charge of receiving is present. You and the Franchisees agree to cooperate with us in maximizing key drop deliveries if requested by a Distributor.

8.9.
If no notice of non-conforming Products, or shortage, loss, or damage (excluding hidden damage that cannot be readily seen) of Products is given by the times specified in this Agreement, you and each Franchisee waive any right to assert such matters.

a.	Hidden damage claims need to be submitted within [***] hours of the delivery, except for produce items, which must be made the day of delivery.

8.10.
If there is a shortage of Products at any distribution center, we will notify you, and we reserve the right to allocate Products distributed by us among all of our customers in our sole discretion. If the shortage is a Proprietary Product, we will allocate Proprietary Products in the affected distribution center among all Units serviced by the distribution center in a commercially reasonable manner, taking into account the proportion of total sales to each Unit, unless directed by you to allocate in a different manner, which shall consider Distributor's needs for effective recovery.

8.11.
For purchases that are returned for credit on account of your or a Unit's excessive ordering or other ordering errors, a restocking fee equal to the greater of [***]% of the total dollar value of the returned Product or $[***] will be assessed.

9.	Pricing.

9.1.	Pricing Mechanisms. The following pricing mechanisms (“Pricing Mechanisms”) shall apply to determine the Price of the Products.

9.1.1.
Pricing Based upon a Mark-Up Percentage. The Price of the Products is our Cost, as defined below, plus the Mark-Up specified in the Schedule. If a Product sold is not listed on the Schedule, the Mark-Up for it will be provided to you by the selling Distributor at time of order.

9.1.1.1.	For example, the Price for a Product with a [***]% Mark-Up would be calculated as Cost multiplied by [***]. A Product with a $[***] Cost would have a Price of $[***] ($[***] x [***] = $[***]).

9.1.1.2.
Pricing is based on full cases. Due to the added costs associated with the handling of split cases, a split case surcharge will be added to the unit of sale as follow: Unit Cost plus the Mark-up Percentage in the Schedule plus a handling fee of $[***]. For example, if a full case is 40 lbs. (4/10 lbs.). and the full case cost is $[***] and we are selling you 1 10lb., the Sell Price would be $[***] ($[***]/4 = $[***] @ [***]% = $[***] + $[***]).

9.2.
Agency billing programs, including Coca-Cola, Pepsi Cola, Ecolab, and Starbucks, (“Agency Billing Programs”) provide for the Distributor to receive agency payments directly from the manufacturer or supplier as compensation for distribution services. These Products will be sold at the price that you have negotiated with the manufacturer or supplier without any additional charge.

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

We will pass the quick payment discount for Products sold under an Agency billing program to you provided that you pay us within the terms specified in the Agency billing program. Currently this pertains to Coca-Cola and Pepsi Cola and payment needs to be made in [***] days.

9.3.	To simplify pricing, receiving, and inventory valuation, we round all Prices with calculated penny fractions to the next highest penny per unit of sale.

9.4.	The minimum dollar Mark-up per case or per split case is $[***].

9.5.	In areas where dairy pricing is controlled by the state dairy advisory board, including California, Colorado, Nevada, and Pennsylvania, dairy Products will be sold at the posted pricing.

9.6.
Certain Distributors may offer the same or similar Products at a retail or wholesale store (“Store Purchases”). Because Products are offered in less than full case quantities, Store Purchases may not have the same Price as provided in the section titled “Pricing”.

9.7.
“Cost” is defined as the cost from the invoice of our manufacturer or supplier (“Supplier”), plus Applicable Freight, less any Supplier's promotional allowances reflected on the Supplier's invoice and designated for the end user. “Applicable Freight” means a freight charge for delivering Products to the Distributor. Applicable Freight charges may include common or contract carrier charges by the Supplier or a third party and charges such as fuel surcharges, cross-dock charges, unloading and restacking charges, container charges, air freight charges, assessorial costs, redistribution charges, and other similar charges not included in the Supplier's invoice cost that are required to bring Products into the Distributor's distribution center.

9.8.
Cost is not reduced by cash discounts for prompt payment. Cost is also not reduced for payments which are earned, such as performance-based incentives, or fees we receive for marketing, freight management, warehousing, distribution, or quality assurance services we provide to our Suppliers.

9.9.
Cost for freight we arrange will not exceed the cost stated in the Supplier's delivered price list or the Supplier's published freight schedule (or, if neither is available, the current market rates established by recognized common carriers). Freight for transfers between a Distributor's distribution centers (or from one Distributor to another) necessary to provide Products to your Units will be included in Cost.

9.10.	You will receive the benefit of the freight rate applied to the entire shipment even if your Proprietary Product only represents a fraction of that shipment.

9.11.
The Cost for Products sold to Units located in a state or locality that levies a tax on gross receipts or sales revenue, or that levies a product content tax, shall include an additional amount sufficient to cover that portion of a Distributor's overhead cost resulting from the tax. The additional amount shall be evaluated as needed to ensure the fee per case reasonably covers the Distributor's actual cost.

9.12.	Costs for Products are recalculated with the following frequencies:

9.12.1.	Time of sale pricing will be used for price sensitive Products with volatile fluctuations in pricing (including produce and fresh seafood).

9.12.2.	Weekly pricing will be used for commodity Products which reflect declines and advances in Cost on a regular basis (including most protein Products).

9.12.3.	Monthly pricing will be used for Products with a fairly stable pricing for extended periods (including most canned Products).

9.13.
Adjustments to Product Prices will follow general market declines and advances. Variances can occur to the invoiced Price due to starting and ending dates of contract pricing, as described in the section titled “Supplier Contracted Cost”. If there is a major (more than 10%) increase in the Cost of any Product during a pricing period, we have the right to make an immediate adjustment in the Cost of the Product, effective upon notice to you.

9.14.
Prices do not include taxes or other governmental charges imposed on the Products. We will invoice for any taxes or charges together with penalties and expenses, if any. If applicable, you or the applicable Franchisee will provide us with a tax exemption certificate acceptable to the taxing authority.

9.15.
If you seek to introduce any outside parties into your relationship with us, such as purchasing consultants, technology providers, back office systems providers, third-party logistics providers, or any other third party, and as a result, we experience a negative economic impact on our earnings from this program, such as increased costs or loss of revenue, then we have the right, upon 30 days prior notice to you, to adjust the Pricing Mechanisms in a reasonable manner to eliminate the negative economic impact, beginning at the end of the 30 day period. The notice shall include a description of the negative economic impact and the adjustment to the Pricing Mechanisms, all in reasonable detail.

10.	Supplier Contracted Cost.

10.1.
You have the right to negotiate your Cost of a Product directly with the Product's Supplier for up to the Maximum Number of Supplier Contracted Product Items specified in the Schedule. Each separate SKU counts as a separate item. Supplier agreements include agreements establishing the guaranteed Cost the Supplier will charge us for Products to be resold to you, and agreements granting Allowances to you. Allowances are off-invoice allowances, bill-backs, and other special arrangements granted by a Supplier to you.

10.2.	The contract Cost you negotiate will be used to calculate the Price of the Product (so long as we have been notified appropriately), regardless of our Cost.

10.3.	We will provide for a Supplier Allowance for a Product by deducting the Allowance value from the Product's Cost before the Price of the Product is calculated.

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

10.4.
If a Supplier's Cost or a Supplier Allowance is premised upon specified payment or credit terms or specified purchase volumes of Products, the payment and credit terms must be consistent with industry standards for the Supplier and the specified purchase volumes and brackets must be consistent with your historical or reasonably forecasted purchases of such Products. We are not required to purchase more than [***] weeks average supply of any Product.

10.5.
You must provide us with copies of the agreements you have with Suppliers for the purchase of Products, and also complete the DMA Contract Form for contracted Cost (forms furnished on your request). The agreements and forms must be transmitted to us by email or electronically. If we do not receive the copies and completed forms, we will default to calculating the Price of the contracted Products using our actual Cost as described in the section titled “Pricing”. You must submit revisions in the contract Cost to us by the 15th of the month to be valid for the next month. If we fail to receive the revisions by that date, no change in the contract Cost will be made for the next month. This may mean that deviated Supplier agreements may revert to Supplier list cost and purchasing agreements may change to the Cost invoiced by the Supplier.

10.6.
We are not responsible for inaccuracies, errors, or omissions made by your contracting Supplier in the billing of the pricing and Allowances, and your sole remedy for any inaccuracies, errors, or omissions shall be against the Supplier.

10.7.
If your contracting Supplier provides both the Product which you specified, and also an equivalent Product which is branded to a Distributor, that Distributor has the right to provide its equivalent branded Product to you so long as: (1) you have approved the equivalent branded Product for purchase; (2) the Supplier agrees that the contracted pricing can be applied to the equivalent branded Product; and (3) the equivalent branded Product is stocked by a Distributor servicing any Unit.

11.	Incentives.

11.1.
We will pay you a new Unit opening incentive each time you open a Unit to the public in a new location equal to the percentage specified in the Schedule of purchases made by the Unit prior to or during the first [***] days of operation. The incentive will be paid within [***] days after the end of each calendar quarter. ~~11.1.1.~~ For example, if you open a Unit to the public on May 1 and took a pre-opening order for training on April 21, the incentive would apply to all purchases from the pre-opening purchases made on April 21 through [***].

11.2.	We will pay you the Quick Payment Incentives listed in the Schedule.

11.3.
A purchase is considered made on the date of our invoice for it. Only purchases that you paid within terms will be counted towards any Incentive. During any period that your payments are not within the payment terms specified in the Schedule, our obligation to pay any Incentives then due and owing is permanently cancelled for that period.

11.4.
We have the right to set off the amount of any Incentives against any amounts you owe us under this Agreement, including the purchase Price of Products, interest on overdue payments, and expenses of collection.

12.	Annual Conference / Marketing Support.

12.1.
We will support your annual meeting by paying you the amount per Unit listed in the Schedule for Units serviced as of June 30 of each year. The payment will be made by July 31 of each year. This payment compensates you in full for conference fees, food and supplies, and booth space for DMA and Distributors to attend your annual meeting. Any requests by Franchisees for funding of Franchisee sponsored conferences must be approved by you, and the amount of any such approved Franchisee sponsored conference funding shall be subtracted from Distributor's overall funding obligation for support of your annual meeting.

13.	Adjustments.

13.1.
Diesel Fuel Adjustment Per Case. You acknowledge that the cost of diesel fuel is a critical cost component that is beyond our control. We will assess a surcharge per case, as a separate line item on each invoice, if the diesel cost is outside designated limits, all as specified in the Schedule.

13.1.1.
The diesel cost will be based on the U.S. Average for Retail On-Highway Ultra Low Sulfur Diesel Price per Gallon for the continental United States as published by the United States Energy Information Agency (website http://tonto.eia.doe.gov/oog/info/wohdp/diesel.asp.), or another similar index reasonably chosen by us. The average of the diesel cost for the first [***] weeks of a calendar quarter will apply to the next quarter.

13.1.2.	For example, a diesel cost of $[***] per gallon will require a surcharge of $[***] per case.

13.1.3.	No diesel fuel surcharge will be applied for the first 60 days of the program.

13.2.
Extraordinary Circumstances. The Pricing Mechanism will be adjusted for extraordinary costs and expenses associated with (1) delivery requirements different from those in place on the Date of this Agreement; (2) non-traditional delivery locations; (3) non-traditional delivery requirements of you or any Franchisee; or (4) changes in operating expenses associated with new governmental regulations, taxes, permits, laws, or other requirements. Such costs and expenses include compliance with governmental, municipal, and quasi-governmental requirements, as well as new taxes, including taxes based on emissions or mileage; bonding of employees; wait time to complete deliveries; severe economic conditions not reasonably foreseeable on the Date of this Agreement; deliveries to hard to access locations; use of any special equipment; and adherence to security requirements.

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

14.	Proprietary Products.

14.1.	We will maintain an inventory of Proprietary Product items up to the number of items specified in the Schedule. Each separate SKU counts as a separate item.

14.2.
Proprietary Products are Products that would not otherwise be brought into the inventory of a distribution center except for your requirements. Proprietary Products include Products with your label or logo, special order Products, test Products, menu special Products, seasonal Products, (if you designate that the Product must be procured from a specific Supplier). Proprietary Products are determined by distribution center, and what is a Proprietary Product in one distribution center may or may not be a Proprietary Product in another distribution center. Proprietary Products include Products that have been purchased, transferred, or consigned for your account that we have in inventory, in transit, or for which non-cancelable orders have been placed.

14.3.	You must notify DMA for us to stock Proprietary Products using the Product Information Form (PIF).

14.4.	Notification to discontinue a Proprietary Product must be communicated to us via e-mail.

14.5.
We recognize that the distributor or distribution center which served you prior to the Term of this Agreement may have Proprietary Products in their inventory. We will purchase those Proprietary Products under the following conditions: (1) you approve the list of the Products (furnished by the previous distributor) and the Cost of the Products; (2) the Products are inspected by you and us; (3) the Products are in their original shipping containers; (4) the Products have a reasonable remaining shelf life; (5) the Products are picked up by us; (6) we charge you for the transportation expense to move the Product from your previous distributor to our distribution centers; (7) terms for our payment of the invoices for the Products are 21 days from date of receipt; and (8) we are not required to purchase discontinued or unsaleable inventory.

14.6.
If you specify a particular Supplier for your Proprietary Products which is not currently doing business with a Distributor, then the Supplier will be required to complete the Distributor's standard Supplier documentation before purchases can be made for resale to you. Supplier documentation includes agreements regarding indemnification, insurance coverage, requirements for disclosure of applicable hazardous materials (including for transportation), and applicable pure food guarantees. If the Supplier does not provide the documentation required by a Distributor, then you indemnify the Distributor and its employees, officers and directors from all loss, damage, and expense (including reasonable attorneys' fees) for personal injury or property damage arising from or related to the delivery, sale, use or consumption of the Proprietary Products, or government imposed fines arising from inadequate notification of requirements with respect to hazardous materials, except to the extent caused by the Distributor's negligence, or the negligence of its employees or agents. If you elect to not indemnify the Distributor, then we will not stock the Product. We will notify the BBRG VP of Purchasing when this occurs.

14.7.
We will stock each Proprietary Product in sufficient quantities to meet our service requirements not to exceed a 3 weeks' average supply of on-hand inventory. The on-hand inventory for some Proprietary Products may be lower to ensure freshness and shelf life of the Product.

14.8.
The Units will purchase at least 5 cases of each Proprietary Product per week from each of our distribution centers, and we will notify you if the Units fail to do so. If movement for the Proprietary Product does not increase to the minimum within 30 days of notice, the following options can be used for mitigation by you: (1) select an alternative Product commonly stocked by the distribution center; (2) procure the Proprietary Product as a direct shipment from the Supplier (freight and transfer fees may apply); or (3) discontinue the Proprietary Product. If you do not choose one of these alternatives within 35 days after our notice, then the Distributor shall discontinue the Product and implement option (1).

14.9.
No Product substitutions for Proprietary Products will be made without the approval of your authorized representative. Any approved substitute Products will be sold at the Price calculated for the substitute Product as described in the section titled “Pricing”, just like any other Product.

14.10.
If a Proprietary Product is discontinued by you, you must order or pay for any remaining inventory of the Proprietary Product from all distribution centers within 45 days after you notify us of discontinuance. If there are no sales of a Proprietary Product for 30 consecutive days from a distribution center, you must order or pay for any remaining inventory of the Proprietary Product from the distribution center within 45 days after notice from us. The Products shall be purchased at the Price calculated as described in the section titled “Pricing”. If Products are returned to the Suppliers, you will pay any re-stocking charges and freight incurred. If Products are sold to or picked up by a third party, you guarantee payment for such Products. If disposition of the Proprietary Products is not made within these time periods, we may dispose of them as necessary and invoice you for the Price of the Products calculated as described in the section titled “Pricing”, plus any fees associated with delabeling or disposal, if necessary. The Inventory Management Report currently utilized during the weekly calls will be the tracking mechanism for both discontinued and Proprietary inventory.

15.	Invoicing and Payment Terms.

15.1.
Each Unit will be provided with an invoice at the time of delivery. The invoice will serve as the receiving document to aid the Unit's personnel to check in the shipment. Our driver will be empowered to adjust the invoice for shipping errors discovered at the time of delivery or for Product rejected at the time of delivery and returned to us.

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

15.2.
The terms for payments must not exceed the number of days specified in the Schedule. Terms are measured from the date of our invoice to the date we receive payment. Payment terms for any Franchisee may be different than the payment terms specified in the Schedule, in the sole discretion of the Distributor servicing the Franchisee.

15.3.
The terms for payment specified in the Schedule are based on the creditworthiness of you and the Franchisees. Each Distributor has the right to change payment terms if, in the Distributor's sole judgment (1) the financial condition of you (or any Franchisee) materially deteriorates from that existing either on the date of the financial statements included in the Account Application originally submitted to the Distributor, or at any point during the Term of the Agreement, or (2) the Distributor becomes aware of circumstances that may materially and adversely impact your (or any Franchisee's) ability to meet financial obligations when due. The Distributor shall make the change in payment terms by notice on you or the Franchisee: (1) describing the deterioration in financial condition or circumstances that materially and adversely impact ability to meet financial obligations with reasonable specificity; and (2) stating that the terms of payment shall be modified and made effective as specified in the notice. The modifications may include shortening payment terms, selling C.O.D., requiring a standby letter of credit issued by a bank to secure payment, a security deposit, a personal guarantee, or additional forms of security. The modifications shall be effective at the time specified in the notice, unless you or the Franchisee eliminate or cure the change in financial condition or inability to meet financial obligations before that time, to the Distributor's reasonable satisfaction.

15.4.
We may reduce any amounts you or a Franchisee owes to us under this Agreement (including the purchase Price of Products) by any amounts we owe to you or the Franchisee. We may satisfy any amounts we owe to you or a Franchisee under this Agreement by applying them against amounts you or the Franchisee owes to us (including the purchase Price of Products). You and each Franchisee shall pay all invoices in full without setoff or deduction of any kind, except credits issued in the ordinary course of business and applied to the original invoice for which the credit is issued.

15.5.
You and each Franchisee acknowledge that purchases made by you or the Franchisee may be made through electronic transactions. You and each Franchisee agree to the electronic storage of the signature given at the point of sale or time of delivery and agree to the later use of such signature on an itemized invoice or other document evidencing the transaction. You and each Franchisee agree that the itemized invoice or other documents evidencing the transaction, although presented in a different format than the document received at the point of sale or time of delivery, establishes the order and acceptance of Products from us.

15.6.	EFT Payment Pushed by Customer. All payments made under this Agreement must be made by electronic funds transfer (EFT), unless agreed otherwise by you or the Franchisee and us.

15.1.1.
Prior to submission of the first request for payment under this Agreement, the Distributor shall provide the information required to make payment by EFT to you (or the Franchisee). If the EFT information changes, the Distributor will provide the changed information to you (or the Franchisee).

15.1.2.
For all EFT payments, the Distributor shall provide the following information: (1) the Distributor's name and remittance address as stated in the Agreement, (2) the Distributor's account number at the Distributor's financial agent, and (3) the signature (manual or electronic, as appropriate), title, and telephone number of the Distributor's official authorized to provide this information.

15.1.3.
You (or any Franchisee) may make payment by EFT through an Automated Clearing House (ACH) subject to the banking laws of the United States or by other wire transfer system subject to the approval of the Distributor.

15.1.4.
For ACH payment only, the Distributor will provide to you or the Franchisee the name, address, and 9-digit Routing Transit Number of the Distributor's financial agent, the Distributor's account number, and the type of account (checking, saving, or lockbox).

15.1.5.
If an incomplete or erroneous transfer occurs because you (or any Franchisee) failed to use the Distributor-provided EFT information in the correct manner, then you (or the Franchisee) remain responsible for (1) making a correct payment, (2) paying any penalty or additional costs imposed for making a late payment, and (3) recovering any erroneously-directed funds.

16.	Customer Representations and Other Critical Criteria.

16.1.
You have told us that you and the Franchisees can and will attain the Customer Representations listed in the Schedule. Our pricing and other terms of this Agreement are based on your doing so. Each Customer Representation will be calculated each calendar quarter as the average for all Units. If the Customer Representations are not achieved, then our expectations for this program will not be realized.

16.2.	If the Units fail to achieve one or more of the Customer Representations for a calendar quarter, DMA will notify you of the need to review the deficiency and will recommend remedial action.

16.3.
If you fail to take the remedial action within [***] days after service of DMA's notice, or if any of the Customer Representations are not achieved in the [***] day period, then DMA has the right to change this program by amending the terms of this Agreement as follows:

16.1.1.
The amendment may modify the Pricing Mechanisms, delivery frequency, payment terms, Units served, or any other term of this Agreement, except that the amendment shall not change any of your rights and obligations which arose prior to the effective date of the amendment, or your right to terminate this Agreement under the section titled “Termination”.

16.1.2.	DMA will provide you with a copy of the amendment at least [***] days prior to its effective date, which will be specified in the amendment.

16.1.3.
If you consent to the amendment, or if you fail to notify DMA of your objection to the amendment within 15 days after DMA provides it to you, the amendment will become part of this Agreement on its effective date.

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

16.1.4.
If you notify DMA of your objection to the amendment within 15 days after DMA provides it to you, then DMA has the right to terminate the Term of this Agreement as provided in the section titled “Termination” on account of such objection.

17.	Price Audit. You have the right to an on-site audit of each Distributor's Prices for all Products once per calendar year, as follows:

17.1.	You must notify the Distributor to be audited at least [***] business days in advance of the audit.

17.2.	You have the right to check up to 25 line items per audit, and to check one pricing period per item.

17.3.	The audit will be limited to Products purchased from the Distributor within the prior [***] days.

17.4.
The audit will consist of reviewing computer reports documenting the Cost and the Distributor's calculation of the invoice Price. If requested and reasonably necessary for the audit, the Distributor will provide the Supplier's invoices and, where applicable, freight invoices. If any of the documents have been submitted electronically, the Distributor will furnish printouts of the electronic versions.

17.5.	Supplier Contracted Products will be reviewed based on the contract Cost that you have negotiated with your Supplier.

17.6.	The Distributor will provide adequate workspace and have its National Account Manager or Account Executive available for the audit.

17.7.	You will not remove any of the Distributor's documents, or copies, provided for the audit from the Distributor's premises.

17.8.	Reimbursement of overcharges and billing and payment for undercharges identified during the audit will be processed promptly.

17.9.	If you request a third party to be present during the audit, the third party will sign a confidentiality agreement, in a form reasonably requested by the Distributor.

17.10.	Due to the extensive time and complexity associated with an audit, we cannot permit computer generated price matching or electronic price audits by you or on your behalf by a third party.

18.	Price Verification. We will provide Price verification for you through our e-VerifyTM Price verification process, as follows:

18.1.	Any Price being verified must be a [***] item.

18.2.	You will provide us with your contract pricing utilizing the DMA form, as described in the section titled “[***]”.

18.3.	You recognize that accurate pricing is a shared responsibility, agree to participate in the process as required, and provide us with updated contract pricing by the [***] of each month.

18.4.
Price Verification will be performed [***] and will consist of two types of price verification reports: (1) Expected Value Table (“EVT”) comparison to order guides at the start of each [***], and (2) EVT to invoice transaction comparison at the end of each [***].

18.5.
Reimbursement for the overcharges and billing and payment for the undercharges identified during the Price verification process will be processed promptly, but no later than [***] days after the verification is completed.

19.	Credit and Collection.

19.1.
Your continuing creditworthiness is of central importance to us. In order for us to analyze and determine your creditworthiness and financial condition, you agree to furnish us with a completed account application using our forms (“Account Application”), your most recent audited financial statements, your most recent internal financial statements, and such other public documents as we reasonably request at any time during the Term of this Agreement. So long as you are a publicly traded company, you shall not be obligated to provide any financial statements or financial information not otherwise available to the general public, nor shall you be requested or required to complete more than one credit application per year. If at any time during the Term you are no longer a publicly traded company, then you will furnish private as well as public documents from time to time, but not more often than once in any calendar quarter. Each Franchisee, and any guarantor of any Franchisee, shall also provide the documents. Credit determinations will be made by each Distributor.

19.2.
If this Agreement was signed prior to receiving completed Account Applications from you or a Franchisee, then: (1) the payment terms in the Schedule may be amended by DMA immediately upon notice to you or the Franchisee; and (2) this Agreement is not binding upon DMA or the Distributors, with respect to you or the Franchisee, if DMA notifies you or the Franchisee that any Account Application has been rejected by one or more Distributors. Either of such notices must be served within [***] days after each Distributor receives completed Account Applications from you or the Franchisee.

19.3.	Any invoices not paid when due shall bear interest at the rate regularly charged on unpaid accounts by the Distributor issuing the invoice, but not in excess of the rate permitted by law.

19.4.
If you fail to make a payment when due, we have the right to stop delivery of Products to you if the failure continues for 7 days after service of a notice from us. If any Franchisee fails to make a payment when due, we have the right to stop delivery of the Products immediately upon the failure, with or without notice.

19.5.
As provided in the Uniform Commercial Code, if we have reasonable grounds, in our reasonable discretion for insecurity as to your (or any Franchisee's) payment or performance (including the obligation to re-purchase Proprietary Products) and give notice specifying the grounds in reasonable detail, we may withhold delivery of Products until we receive adequate assurances of payment or performance, in such form as we reasonably request. You (or the Franchisee) will have at least [***] days after receipt of the notice to provide the adequate assurances before we cease deliveries.

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

19.6.
If we have reason to believe, in our reasonable discretion, that you (or any Franchisee) are or are about to become insolvent, we have the right to take any action provided by law, and also the rights, with or without notice, to: (1) withhold delivery of Products; (2) stop delivery of Products in transit; (3) reclaim Products delivered to you (or the Franchisee) while insolvent, as permitted by law; (4) immediately change payment terms to C.O.D. by certified or bank check or wire transfer of immediately available funds, or (5) require a bank standby letter of credit as security.

19.7.
If any proceedings are filed by or against you (or any Franchisee) in bankruptcy, or for appointment of a receiver or trustee, or if you (or any Franchisee) makes an assignment for the benefit of creditors, we have the right to stop deliveries immediately.

19.8.
If you fail to pay within agreed upon terms, the unpaid amount of all of your outstanding invoices will, at the Distributor's option, immediately become due and payable irrespective of their payment terms and the Distributor may withhold all deliveries until the full amount due under such invoices is paid.

19.9.
If any Franchisee fails to pay within agreed upon terms, the unpaid amount of all of the Franchisee's outstanding invoices will, at the Distributor's option, immediately become due and payable irrespective of their payment terms and the Distributor may withhold all deliveries to the Franchisee until the full amount due under such invoices is paid.

19.10.
You or any Franchisee will reimburse us upon demand for all costs and expenses, including reasonable attorneys' fees and court costs, incurred in collecting any amounts due to us, or in enforcing our rights under this Agreement.

19.11.
PACA. This section is a notice required under federal law. This Agreement may cover sales of perishable agricultural commodities as those terms are defined by federal law. All fresh and frozen fruits and vegetables which have not been processed beyond cutting, combining, or steam blanching are generally considered perishable agricultural commodities. All perishable agricultural commodities sold under this Agreement are sold subject to the statutory trust authorized by section 5(c) of the Perishable Agricultural Commodities Act of 1930 (7 U.S.C. 499e(c)). The seller of these commodities retains a trust claim over these commodities and all inventories of food or other products derived from these commodities, and any receivables or proceeds from the sale of these commodities until full payment is received.

20.	Termination.

20.1.	You have the right to terminate the Term of this Agreement if any of the following occurs:

20.1.1.	DMA or the Distributors are in material breach of this Agreement, after the lapse of the cure period described in the section titled “General”.

20.1.2.	You serve a notice to terminate for convenience and without cause upon DMA, which specifies an effective date of termination at least [***] days after service of the notice.

20.1.3.	You may terminate an individual distribution center with cause after the lapse of the cure period described in the General section.

20.1.4.	Termination of an individual distribution center does not affect the balance of this Agreement.

20.2.	DMA has the right to terminate the Term of this Agreement if any of the following occurs:

20.2.1.	You fail to make payments at the times required under this Agreement, and the failure continues for [***] days after service of a notice from DMA.

20.2.2.	You are in material breach (other than for failure to make payments) of this Agreement, after the lapse of the cure period described in the section titled “General”.

20.2.3.
You have notified DMA of your objection to an amendment submitted under the section titled “Customer Representations and Other Critical Criteria”, and DMA serves a notice to terminate upon you, which specifies an effective date of termination at least [***] days after service of the notice.

20.2.4.
Immediately upon notice to you if, in DMA's sole judgment, (1) your financial condition materially deteriorates from that existing either on the date of the financial statements included in the Account Application originally submitted to the Distributors, or at any point during the Term of this Agreement, or (2) DMA becomes aware of circumstances that may materially and adversely impact your ability to meet your financial obligations when due.

20.2.5.	DMA serves a notice to terminate for convenience and without cause upon you, which specifies an effective date of termination at least [***] days after service of the notice.

20.3.	DMA has the right to terminate any one or more Franchisees from food service distribution under this Agreement (and not you or any other Franchisees), if any of the following occurs:

20.3.1.	The Franchisee fails to make payments at the times required under this Agreement, and the failure continues for [***] days after service of a notice from DMA.

20.3.2.	The Franchisee is in material breach (other than for failure to make payments) of this Agreement, after the lapse of the cure period described in the section titled “General”.

20.3.3.
Immediately upon written notice to the Franchisee if, in DMA's sole judgment, (1) its financial position materially deteriorates from that existing either on the date of the financial statements included in the Account Application originally submitted to the Distributors, or at any point during the Term of this Agreement, or (2) if DMA becomes aware of any circumstances that may materially and adversely impact such Franchisee's ability to meet its financial obligations when due.

20.3.4.	DMA serves a notice to terminate for convenience and without cause upon the Franchisee, which specifies an effective date of termination at least [***] days after service of the notice.

20.4.	Upon termination of the Term of this Agreement, you will purchase any remaining inventory of the Proprietary Products from all of our distribution centers as follows.

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

20.4.1.
You will notify us within [***] days after termination which Proprietary Products will be purchased F.O.B. our distribution centers, and which Proprietary Products are to be delivered to you, a successor distributor, or a third party.

20.4.2.
Any Proprietary Products purchased F.O.B. our distribution centers will be purchased at a price equal to the Cost of the Products plus $[***] per case to cover our receiving and warehouse handling services.

20.4.3.	Any Proprietary Products delivered to you or a third party will be purchased at the Price of the Products calculated as described in the section titled “Pricing”.

20.4.4.
You will purchase all perishable Proprietary Products within 7 days after the effective date of termination and all frozen and dry Proprietary Products within [***] days after the effective date of termination.

20.4.5.
Our invoices for the Proprietary Products will be paid for by you, the successor distributor, or the third party within 21 days after the pick-up or delivery of the Products. You guarantee payment for any Proprietary Products purchased by a successor distributor or a third party.

20.4.6.
If the Proprietary Products are not purchased within the time periods listed above, we have the right to dispose of such Products as necessary and you will pay the Price for the Products as stated above.

20.5.
Upon termination, all invoices (except those for our remaining inventory of Proprietary Products) will be due and payable at the earlier of: (1) the date specified in the Schedule or applicable to a Franchisee under this Agreement (or as modified by any Distributor under this Agreement); or (2) the [***] day after the last day of shipment.

20.6.
Termination of any Distributor's participation status in DMA does not terminate the Term of or alter this Agreement, but DMA has the right to terminate the Distributor's obligation to furnish foodservice distribution to your Units on any date chosen by DMA, in DMA's sole discretion, after the effective date of termination. In such case, DMA will use commercially reasonable efforts to solicit the remaining Distributors, other DMA distributors not a party to this Agreement, or other distributors in the area to fulfill the terminated Distributor's service obligations to you. If DMA is unable to procure a distributor to fulfill the terminated Distributor's service obligations, then you may in your sole discretion choose another distributor outside of DMA to fulfill the terminated Distributor's service obligation and that will not be considered a breach of the Agreement.

21.	Warranties.

21.1.
We assign to you all of our rights against the Suppliers of the Products under the warranties (if any) we receive from them, to the extent the rights are assignable. We will cooperate with you in the enforcement of any such warranties, so long as there is no additional cost to us. We reserve the rights to file a claim under and directly enforce any such warranties and indemnifications if any Distributor is named as a defendant or is otherwise liable under any suit or proceeding with regard to Products supplied by the Distributor.

21.2.
We do not make any warranties with respect to the Products via any document, oral, written, or electronic communication, or sample. We disclaim all warranties, express or implied, including any warranties of merchantability or fitness for a particular purpose, or arising as a result of custom or usage in the trade or by course of dealing with regard to the Products. (This section must appear in bold font.)

22.	Indemnification and Claim Limitations.

22.1.
You indemnify DMA and Distributors, their parent and affiliated companies, and the officers, directors, employees, and successors and assigns of the foregoing, from any loss, damage, or expense (including reasonable attorneys' fees), arising out of or related to: (1) any breach of a warranty or representation made by you under this Agreement; (2) any breach in the performance of obligations owed by you under this Agreement; (3) negligence in the performance of obligations owed by you under this Agreement (to the extent not caused by or contributed to by our negligence); (4) any negligent actions or omissions by you concerning or related to the Products after delivery by us in the storage, handling, or preparation of the Products, additions or modifications to the Products, or use of the Products; or (5) claims against DMA or Distributors by third parties on account of adjustments to Pricing made at your direction or the payment of incentives, rebates, or commissions to you.

22.2.
Each of your Franchisees indemnifies DMA and Distributors, their parent and affiliated companies, and the officers, directors, employees, and successors and assigns of the foregoing, from any loss, damage, or expense (including reasonable attorneys' fees), arising out of or related to: (1) any breach of a warranty or representation made by the Franchisee under this Agreement; (2) any breach in the performance of obligations owed by the Franchisee under this Agreement; (3) negligence in the performance of obligations owed by the Franchisee under this Agreement (to the extent not caused by or contributed to by our negligence); (4) any negligent actions or omission by the Franchisee concerning or related to the Products after delivery by us in the storage, handling, or preparation of the Products, additions or modifications to the Products, or use of the Products; or (5) claims against DMA or Distributors by third parties on account of adjustments to Pricing made at the Franchisee's direction or the payment of incentives, rebates, or commissions to the Franchisee.

22.3.
You and each Franchisee will notify us, within 48 hours after you or the Franchisee have knowledge of its occurrence, of any illness, sickness, accident, or malfunction involving any Products which results in injury to or death of persons, or damage to property, or the loss of its use. You and each Franchisee will cooperate fully with us in investigating and determining the cause of any such event.

22.4.
We indemnify you, your parent and affiliated companies, and the officers, directors, employees, and successors and assigns of the foregoing, from any loss, damage, or expense (including reasonable attorneys' fees), arising out of or related to: (1) any breach of a

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

warranty or representation made by us under this Agreement; (2) any breach in the performance of our obligations under this Agreement; (3) our negligence in the performance of our obligations under this Agreement (to the extent not caused by or contributed to by your negligence); or (4) any negligent actions or omissions by us concerning or relating to the Products while they are in our possession, in the storage or handling of the Products.

22.5.
Neither DMA nor the Distributors are liable under this Agreement or otherwise for any loss, damage, or expense incurred by you which: (1) arises from or relates to a Product for which you designated the source or specifications, so long as neither DMA nor the Distributors caused or contributed to the loss, damage, or expense in the storage and handling of the Product; (2) are expressly disclaimed in this Agreement; (3) arises from or relates to the handling, preparation, or use of a Product before Distributor's receipt of the Product or after delivery; or (4) are partially or wholly caused by any breach in your or any Franchisee's performance of this Agreement, any breach of your or any Franchisee's warranties under this Agreement, or your negligence (or the negligence of any Franchisee).

22.6.
Our obligations upon our breach of, or for performance of, any provision of this Agreement is limited, at our election, to the replacement of Products or crediting of an amount not to exceed the purchase Price of the Products. We are only obligated to replace or credit the purchase Price for Products which our examination discloses to have been defective under ordinary and normal handling, preparation, use, and consumption. You or any Franchisee must give us notice of any breach at the affected Distributor's home office, within 30 days after you or the Franchisee discover the breach or should have discovered the breach using reasonable care, and if no such notice is given, you and the Franchisee waive the right to assert such matters.

22.7.
Neither DMA nor the Distributors are liable for payment of any consequential, incidental, indirect, punitive, special or tort damages of any kind, including any loss of profits. The limitations on the liability of DMA and the Distributors contained in this Agreement apply regardless of whether the form of the claim against them is based on contract, negligence, strict liability, or tort law. (This section must appear in bold font.)

22.8.	The foregoing indemnification obligations and claim limitations shall survive the termination of the Term or expiration of this Agreement.

23.	Confidentiality.

23.1.
When we disclose Confidential Information (defined below) to you or any Franchisee, we are the Discloser, and you or the Franchisee are the Recipient. When you or any Franchisee disclose Confidential Information to us, you or the Franchisee are the Discloser, and we are the Recipient.

23.2.
Recipient acknowledges that Discloser has a substantial economic investment in the Confidential Information, which Discloser has acquired at great cost over many years. Recipient is aware of Discloser's need to maintain the confidentiality of the Confidential Information. Therefore, in consideration for Discloser's revealing the Confidential Information, Recipient agrees to take reasonable actions to ensure that the Confidential Information remains confidential.

23.3.	Definition of Confidential Information.

23.3.1.
“Confidential Information” means any information, data, or know-how concerning or related to Discloser's business or operations which is confidential, secret, or proprietary. Confidential Information includes that concerning or related to trade secrets, financial statements, finance, bank account information, marketing, customers, suppliers, costs, pricing (specifically including the pricing under this Agreement), manufacturing, software, business plans, personnel, sales, engineering, research and development, and any other component or aspect of Discloser's business or operations. In particular, Confidential Information includes any information, data, or know-how concerning or related to price rebates, allowances, or discounts offered under this Agreement. Confidential Information includes both the information, data, and know-how itself, as well as its tangible expressions in writings, graphics, electronic media, models, prototypes, or other media. Confidential Information need not be so marked or stamped to qualify as Confidential Information. Confidential Information includes this Agreement.

23.3.2.
Confidential Information excludes all of the following information, data, or know-how, so long as it was made available to Recipient by lawful means, without violation of any obligation of confidentiality: (1) information, data, or know-how in Recipient's possession prior to the commencement of the communications between Discloser and Recipient in contemplation of this Agreement; (2) information, data, or know-how which becomes generally available to the public other than by or through Recipient; and (3) information, data, or know-how made available to Recipient from other sources by lawful means.

23.3.3.
Recipient may disclose Confidential Information if Recipient is required to do so by order of court or governmental agency, so long as Recipient first notifies Discloser sufficiently in advance to permit Discloser to seek a protective order relating to the disclosure.

23.4.
Recipient will keep Confidential Information in confidence at all times in accordance with this Agreement. Recipient will not remove any Confidential Information from Discloser's premises, make any unauthorized copy of Confidential Information, or communicate any Confidential Information to any persons at any time in each case without Discloser's written consent (except to Recipient's management, accountants, credit consultants, or attorneys on a need-to-know basis, so long as each has agreed to or is bound under the same obligations of confidentiality as Recipient under this Agreement). Recipient will take all reasonable precautions to prevent inadvertent disclosure of Confidential Information. Recipient will use Confidential Information only as reasonably required to exercise its rights and perform its obligations under this Agreement, and not in conducting or for the benefit of Recipient's other business or operations, or the business or operations of any other person or firm.

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

23.5.
Upon request following termination of the Term of this Agreement, Recipient will return to Discloser or destroy all Confidential Information, including any papers, notes, computers, other electronic devices, electronic media, or other recorded material that contains any Confidential Information.

23.6.
Recipient's obligations under this Agreement to keep Confidential Information in confidence shall terminate on the 5'[h] anniversary of the date the Term of this Agreement is terminated, except with respect to trade secrets of Discloser which at that time remain protected from disclosure by law. Recipient shall remain obligated to keep valid trade secrets in confidence at all times.

23.7.
Recipient acknowledges that money damages shall be an inadequate remedy in the event of a breach of this section titled “Confidentiality” by Recipient and that such breach will cause Discloser irreparable injury and damage. Accordingly, Recipient agrees that Discloser shall be entitled to injunctive and other equitable relief in the event of a breach. Recipient waives any requirement for a bond or security in connection with such remedy.

23.8.
If Recipient seeks to introduce any outside party into the relationship between Recipient and Discloser, such as purchasing consultants, technology providers, back office system providers, third-party logistics providers, or any other third party, Recipient will cause such third party to sign a confidentiality agreement in the form attached as an exhibit, along with any other agreements deemed necessary in the sole discretion of Discloser, prior to the disclosure of any Confidential Information to such third party by Recipient or Discloser.

23.9.
Recipient indemnifies Discloser, its parent and affiliated companies, and the officers, directors, employees, and successors and assigns of the foregoing, from any loss, damage, or expense (including reasonable attorneys' fees) arising out of or related to a breach of this section titled “Confidentiality” by Recipient.

24.	Distributor Liability.

24.1.	DMA warrants and represents to you that DMA is authorized to and does bind the Distributors to this Agreement by DMA's signature below.

24.2.
Each Distributor will be severally liable for its respective service obligations and for Products sold to the Units which it services. Notwithstanding anything to the contrary in this Agreement, no Distributor is liable for service obligations or Products sold to Units which it does not service. Each Distributor is responsible for its own credit determination and for collection of its invoices. This Agreement shall not create joint liability or joint and several liability among Distributors, or among Distributors and DMA. No Distributor is the agent for, or authorized to obligate, any other Distributor. The Distributors are independent contractors and not partners or joint venturers with each other or with you. DMA is only liable for obligations which it specifically agrees to undertake in this Agreement.

24.3.	You and the Franchisees are obligated for payment of purchases of Products solely to the Distributor which has delivered the Products to you or the Franchisee.

25.
Insurance. At all times during the term of this Agreement, each Distributor shall procure and maintain at its own expense commercial general liability insurance coverage and, if necessary, commercial umbrella insurance coverage, each written on an occurrence form, with policy limits of not less than $[***] per occurrence. You will be included as an additional insured under the policies, using ISO additional insured endorsements or substitute providing substantially equivalent coverage. All certificates shall provide for 30 days' written notice to you prior to the cancellation or material change of any policy.

26.	Recalls, Holds, Inspections, and Product Withdrawals.

26.1.
If a governmental authority declares that any of the Products or any ingredient, packaging, or supplies used in connection with the Products, or if we at any time believe in good faith that any of the Products or any such ingredient, packaging, or supplies, (1) is or may be adulterated or misbranded or does not or may not conform with an applicable consumer or regulatory product safety standard, or (2) is or may be otherwise unsafe or unfit for the intended use of the Product, then, without limiting other rights and remedies that are available to us under this Agreement or applicable law, we shall have the right to recall or withdraw all such Products from you, and cancel or not ship orders based on a recall, withdrawal, alert, or good faith decision.

26.2.
If any governmental authority issues an alert or warning on a Product, and you or any Franchisee requests shipment of the Product notwithstanding the notification of the alert or warning from DMA or the Distributor, you or such Franchisee indemnify the Distributor and DMA from any loss, damage, or expense (including reasonable attorney's fees) from actions, disputes, claims, or controversies of any kind arising out of or in any way related to the requested shipment. The BBRG VP of Purchasing, CEO, and or CFO are the only ones authorized to request these shipments.

26.3.
To the extent that we request, you or such Franchisee agree to comply with appropriate disposition instructions with respect to all such Products, packaging, or supplies that we have previously delivered to you and to reasonably assist us in all aspects of a recall, including (1) developing a recall strategy and preparing and furnishing reports, records, and other information with respect to such recall, and (2) notifying any of your customers or consignees who may be in possession of the recalled Products.

26.4.
If, in the absence of a formal recall or withdrawal of Product initiated by the Supplier of such Product, or a government authority, you direct us to withdraw all such Products from our distribution centers, we reserve the right to assess a reasonable handling charge.

26.5.
Each Distributor has a stated recall policy to charge each Supplier for expenses the Distributor incurs as a result of recalls and withdrawals of Products purchased from the Supplier. If the Distributor purchases Proprietary Products exclusively for you or any Franchisee, and if the Supplier does not pay such expenses, you or such Franchisee agree to pay or reimburse the Distributor for all such expenses.

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

27.	Annual Distributor Distribution Center Inspection

27.1.	We will provide you with food safety audit reports on an annual basis for each distribution center that services you from a qualified third party, AIB, ASI, Siliker, etc.

28.
Force Majeure. No party is liable for any loss, damage, or expense from any delay in delivery or failure of performance due to any cause beyond the party's control, including fire or other casualty; strike or labor difficulty; accident; war conditions; riot or civil commotion; terrorism; government regulation or restriction; shortages in transportation, power, labor or material; unforeseeable abnormal road or traffic conditions; freight embargo; default of supplier; or events which render performance commercially impracticable or impossible. This section does not relieve a party from any obligation to pay money or issue credits.

29.	Contract Interpretation.

29.1.
You and we acknowledge that your home office, the Units, DMA's home office, our Distributors, and our distribution centers are situated in many different States. To simplify interpretation of this Agreement, the Uniform Commercial Code (most recent version adopted by the Uniform Laws Commission) is incorporated by reference into this Agreement, and for any remaining matters not determined by such Code, including instances in which a Uniform Commercial Code provision requires interpretation or provides alternate rules to be selected by the States, Illinois law (without reference to its choice of law rules) shall apply.

29.2.
The terms of this Agreement shall govern over any other conflicting, different, or additional terms in your purchase order, acceptance, or other form. We object to such terms, and they are not binding on us. If you or any Franchisee use such a form, the form shall be used for convenience only, and shall evidence your unconditional agreement to the terms of this Agreement.

29.3.	The examples given in this Agreement are for illustrative purposes only and are not necessarily indicative of actual or predicted results.

30.	General.

30.1.
No party is in breach of this Agreement unless the non-breaching party has given notice to the breaching party describing the breach in reasonable detail, and the breaching party has failed to cure the breach within 30 days after service of the notice (or if the breach cannot reasonably be cured within that period, the breaching party has failed to diligently begin to cure the breach within that period). This sub-section shall not apply to breaches consisting of the obligation to pay money or issue credits.

30.2.	Any action or suit against DMA or the Distributors in any way arising from or related to this Agreement or the Products must be commenced within one year after the cause of action has accrued.

30.3.	The words “including” and “includes” as used in this Agreement mean “including, without limitation” or “includes, without limitation”, respectively.

30.4.
Our obligations under this Agreement are extended to you only, and shall not inure to the benefit of or form the basis of a claim by any purchaser of the Products or other party. Neither you nor DMA will assign this Agreement without the other's consent, which shall not be unreasonably withheld, delayed, or conditioned.

30.5.
All previous oral, written, or electronic communications between you, any Franchisee, DMA, and the Distributors for the sale of the Products to the Units are superseded by this Agreement. This Agreement, together with its Schedule and Exhibits, the Acceptance, and the Account Application constitute the final, complete, and exclusive expression of the agreement between you, the Franchisees, DMA, and the Distributors for the sale of the Products to the Units. This Agreement may be amended only with the consent of you and DMA, except as stated otherwise.

30.6.
The remedies provided in this Agreement are cumulative. The exercise of any right or remedy under this Agreement shall be without prejudice to the right to exercise any other right or remedy in this Agreement, by law, or in equity.

30.7.
The invalidity of any part of this Agreement shall not invalidate any other part and, except for the invalid part, the rest of this Agreement shall remain effective. No waiver of performance shall be valid without consent of the party entitled to the performance. No waiver of a specific action shall be construed as a waiver of future performance.

30.8.	Each party waives its right to jury trial with respect to any disputes, claims, or controversies of any kind whatsoever under this Agreement.

30.9.
Any notice, consent, demand, or other submission required under this Agreement shall be in writing and delivered to the parties at the addresses set forth in the Schedule, or at any addresses they designate. For any Franchisees, any notice, consent, demand, or other submission shall be delivered to the delivery address for the Unit specified on the attached exhibit. Notice may be made by hand delivery, by recognized overnight courier, by first class mail (registered or certified, return receipt requested), or by email, in each case prepaid. Service by email must be acknowledged by a return email from the recipient, or confirmed in writing using another of the foregoing methods. All such communications shall be effective when received, except that email communications shall be effective when received only if acknowledgement or confirmation is received within 7 days later.

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

	Distribution Market Advantage, Inc.		Bravo Brio Restaurant Group, Inc.
	/s/ Daniel J. Cox		/s/ James O'Connor
	Signature		Signature

By	By Daniel J. Cox	By	By James O'Connor

Its	Its President and CEO	Its	Chief Financial Officer

Date	Date: []	Date	Date: March 30, 2017

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

Units under Bravo Brio Restaurant Group Foodservice Distribution Agreement

Chain Owner Name		Dist Whs Name	Dist Cust Nbr	Unit Nbr	Unit Address	Unit City	Unit State	Unit Zip
BBRG		BEK-ALB	348975	60	2220 LOUISIANA BLVD NE	ALBUQUERQUE	NM	87110
BBRG		BEK-HOU	301590	10	3413 VETERAN'S MEMORIAL BLVD	METAIRIE	LA	70002
BBRG		BEK-HOU	088852	35	1201 LAKE WOODLANDS DRIVE	THE WOODLANDS	TX	77380
BBRG		BEK-HOU	312622	89	12808 QUEENSBURY LANE	HOUSTON	TX	77024
BBRG		BEK-HOU	092888	94	15900 LACANTERA PARKWAY	SAN ANTONIO	TX	78209
BBRG		BEK-HOU	720533	110	10000 RESEARCH BLVD	AUSTIN	TX	78759
BBRG		BEK-OKC	095386	44	13810 N PENN	OKLAHOMA	OK	73134
BBRG		BEK-OKC	102741	91	17815 CHENAL PARKWAY	LITTLE ROCK	AR	72223
BBRG		BEK-OKC	726726	130	3010 SOUTH HULEN STREET	FORT WORTH	TX	76109
BBRG		BEK-OKC	097326	CORP	777 GOODALE BOULEVARD	COLUMBUS	OH	43212
BBRG		BEK-OKC	099645	54	1431 PLAZA PLACE	SOUTHLAKE	TX	76092
BBRG		BEK-OKC	099992	65	810 CENTRAL EXPRESSWAY PERIMETER BLDG K	ALLEN	TX	75013
BBRG		GFS-ABD	638490031	39	193 CENTRAL PARK WEST	VIRGINIA BEACH	VA	23462
BBRG		GFS-ABD	638490035	58	ONE WALDEN GALLERIA	BUFFALO	NY	14225
BBRG	BRAVO	GFS-ABD	100013651	66	236 LEHIGH VALLEY MALL	WHITEHALL	PA	18052
BBRG	BRAVO	GFS-ABD	100042227	85	207 SPOTSYLVANIA MALL	FREDERICKSBURG	VA	22407
BBRG	BRAVO	GFS-ABD	100060525	104	2500 MORELAND ROAD UNIT 3245	WILLOW GROVE	PA	19090
BBRG	BRIO	GFS-ABD	638560010	33	9210 STONY POINT PARKWAY	RICHMOND	VA	23235
BBRG	BRIO	GFS-ABD	638560011	48	1961 CHAIN BRIDGE ROAD	MCLEAN	VA	22102
BBRG	BRIO	GFS-ABD	638560016	62	901 HADDENFIELD ROAD SUITE C	CHERRY HILL	NJ	8002
BBRG	BRIO	GFS-ABD	100033320	80	325 WESTFARMS MALL	FARMINGTON	CT	06032
BBRG	BRIO	GFS-ABD	100032841	81	2505 RIVA ROAD	ANNAPOLIS	MD	21401
BBRG	BRIO	GFS-ABD	100051047	92	305 CHRISTIANA MALL RD	NEWARK	DE	19702
BBRG	BRIO	GFS-ABD	100060518	101	500 ROUTE 73 SOUTH UNIT C10	MARLTON	NJ	08053
BBRG	BRIO	GFS-ABD	100060519	103	2 PASEO DRIVE	ROCKVILLE	MD	20852
BBRG	BRIO	GFS-ABD	100060521	105	7 BACKUS AVENUE SPACE M208	DANBURY	CT	06810
BBRG	BRIO	GFS-ABD	100060520	106	3710 ROUTE 9 SOUTH	FREEHOLD	NJ	07728
BBRG	BRIO	GFS-ABD	100060524	107	100 EAST PRATT STREET	BALTIMORE	MD	21202
BBRG	BRIO	GFS-ABD	100068083	111	1575 WILLOWBROOK MALL	WAYNE	NJ	07470
BBRG	BRIO	GFS-ABD	100098364	115	200 BOYLSTON STREET	CHESTNUT HILL	MA	02467
BBRG	BRIO	GFS-ABD	100098363	118	160 WALT WHITMAN ROAD	HUNTINGTON STATION	NY	11746
BBRG	BRIO	GFS-ABD	100099429	120	3320 BRUNSWICK PIKE	LAWRENCEVILLE	NJ	08648
BBRG	BRIO	GFS-ABD	100121972	121	11776U FAIR OAKS MALL	FAIRFAX	VA	22033
BBRG	BRAVO	GFS-DGV	100008431	36	106 MAJOR REYNOLDS PLACE	KNOXVILLE	TN	37919
BBRG	BRAVO	GFS-DGV	638490033	57	3324 WEST FRIENDLY CENTER	GREENSBORO	NC	27410
BBRG	BRAVO	GFS-DGV	100116485	136	401 THE BRIDGE STREET NW	HUNTSVILLE	AL	35806
BBRG	BRAVO	GFS-DGV	100106410	137	9824 REA ROAD	CHARLOTTE	NC	28277
BBRG	BRIO	GFS-DGV	638560012	15	2964 PEACHTREE ROAD N.W.	ATLANTA	GA	30305
BBRG	BRIO	GFS-DGV	100008173	18	591 BROOKWOOD VILLAGE	BIRMINGHAM	AL	35203
BBRG	BRIO	GFS-DGV	100008343	24	700 ASHWOOD PARKWAY	ATLANTA	GA	30338
BBRG	BRIO	GFS-DGV	916100001	55	4720 PIEDMONT ROW DRIVE, SUITE 150	CHARLOTTE	NC	28209
BBRG	BRIO	GFS-DGV	100028151	76	4325 GLENWOOD AVE SUITE 5000	RALEIGH	NC	27620
BBRG	BRIO	GFS-DGV	100066856	801	777 CASINO DRIVE	CHEROKEE	NC	28719

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

BBRG	BRAVO	GFS-KEN	638490011	21	2970 TOWNE CENTRE BLVD.	LANSING	MI	48912
BBRG	BRAVO	GFS-KEN	638490019	37	2600 NAVY BLVD	GLENVIEW	IL	60025
BBRG	BRAVO	GFS-KEN	100008166	40	120 SOUTH JORDAN CREEK PARKWAY	WEST DES MOINES	IA	50266
BBRG	BRAVO	GFS-KEN	638490024	45	95 MOORLAND AVENUE	BROOKFIELD	WI	53005

Units under Bravo Brio Restaurant Group Foodservice Distribution Agreement

Chain Owner Name	Chain Concept Name	Dist Whs Name	Dist Cust Nbr	Unit Nbr	Unit Address	Unit City	Unit State	Unit Zip
BBRG	BRAVO	6E5-KEN	100068529	113	17151 DAVENPORT ST	OMAHA	NE	68118
BBRG	BRAVO	GF5-KEN	100143056	141	2078 E. BELTLINE AVE NE	GRAND RAPIDS	MI	49525
BBRG	BRAVO	GFS-PLT	100097046	75	7924 VIA DELLAGIO WAY	ORLANDO	FL	32819
BBRG	BRAVO	GFS-PLT	100097045	88	9110 STRADA PL	NAPLES	FL	34108
BBRG	BRAVO	GFS-PLT	100113891	133	149 SOUNDINGS AVENUE	JUPITER	FL	33477
BBRG	BRIO	GFS-PLT	100008175	14	480 NORTH ORLANDO AVENUE SUITE 108	WINTER PARK	FL	32789
BBRG	BRIO	GFS-PLT	100008176	22	420 CONROY ROAD SUITE 154	ORLANDO	FL	32839
BBRG	BRIO	GFS-PLT	100008177	30	3101 PGA BLVD	PALM BEACH GARDENS	FL	33410
BBRG	BRIO	GFS-PLT	100008178	53	5505 TAMIAMI TRAIL	NAPLES	FL	34108
BBRG	BRIO	GFS-PLT	100016865	64	14576 SOUTHWEST 5TH STREET	PEMBROKE	FL	033027
BBRG	BRIO	GFS-PLT	,100037982	87	2223 N. WEST SHORE BLVD	TAMPA	FL	33607
BBRG	BRIO	GFS-PLT	100042228	90	600 SILKS RUN SUITE 1205	HALLANDALE	FL	33009
BBRG	BRIO	GFS-PLT	100060526	108	5050 TOWN CENTER CIRCLE SUITE 239	BOCA RATON	FL	33486
BBRG	BRIO	GFS-PLT	100072515	109	8888 SW 136TH STREET	MIAMI	FL	33176
BBRG	BRIO	GFS-PLT	100068082	112	4910 BIG ISLAND DRIVE	JACKSONVILLE	FL	32246
BBRG	BRIO	GFS-PLT	100074581	119	550 S. ROSEMARY STREET	WEST PALM BEACH	FL	33401
BBRG	BRIO	GFS-PLT	100110092	123	480 N ORLANDO AVE	WINTER PARK	FL	32789
BBRG	BRIO	GFS-PLT	100135129	124	11401 NW 12TH STREET	SWEETWATER	FL	33172
BBRG	BRIO	GFS-PLT	100119120	132	499 SOUTH UNIVERSITY DRIVE	PLANTATION	FL	33388
BBRG	BON VIE	GFS-SPR	638610001	17	4089 THE STRAND EAST	COLUMBUS	OH	43219
BBRG	BRAVO	GFS-SPR	638490001	2	3000 HAYDEN ROAD	COLUMBUS	OH	43235
BBRG	BRAVO	GFS-SPR	100008159	3	8651 CASTLECREEK PKWY EAST DRIVE	INDIANAPOLIS	IN	46250
BBRG	BRAVO	GFS-SPR	638490003	4	2148 MIAMISBURG CENTERVILLE	CENTERVILLE	OH	45459
BBRG	BRAVO	GFS-SPR	638490004	5	7470 VANTAGE DRIVE	COLUMBUS	OH	43235
BBRG	BRAVO	GFS-SPR	638490006	7	4976 MCKNIGHT ROAD	PITTSBURGH	PA	15237
BBRG	BRAVO	GFS-SPR	100008160	9	2658 LAKE CIRCLE DRIVE	INDIANAPOLIS	IN	46268
BBRG	BRAVO	GFS-SPR	638490008	12	211 SUMMIT PARK DRIVE	PITTSBURGH	PA	15275
BBRG	BRAVO	GFS-SPR	638490009	13	20001 ROUTE 19	CRANBERRY TOWNSHIP	PA	16066
BBRG	BRAVO	GFS-SPR	638490010	16	250 WEST BRIDGE STREET	WEST HOMESTEAD	PA	15120
BBRG	BRAVO	GFS-SPR	638490012	23	VILLAGE OF ROCHESTER HILLS	ROCHESTER HILLS	MI	48309
BBRG	BRAVO	GFS-SPR	638490016	26	28889 CHARGRIN BLVD	WOODMERE	OH	44122
BBRG	BRAVO	GFS-SPR	100008161	27	5005 WEST 117 TH STREET	LEAWOOD	KS	66211
BBRG	BRAVO	GFS-SPR	100008162	28	206 BULLITT LANE	LOUISVILLE	KY	40222
BBRG	BRAVO	GFS-SPR	638490015	31	9436 WATERFRONT DRIVE	WESTCHESTER	OH	45069
BBRG	BRAVO	GFS-SPR	638490018	34	1500 WASHINGTON ROAD	PITTSBURGH	PA	15228
BBRG	BRAVO	GFS-SPR	100008164	38	7301 NW 87TH STREET	KANSAS CITY	MO	64153
BBRG	BRAVO	GFS-SPR	638490022	42	17700 HAGERTY ROAD	LIVONIA	MI	48154
BBRG	BRAVO	GFS-SPR	638490023	43	7787 REYNOLDS ROAD	MENTOR	OH	44060
BBRG	BRAVO	GFS-SPR	638490025	46	5001 MONROE STREET SUITE R-3	TOLEDO	OH	43623
BBRG	BRAVO	GFS-SPR	638490027	52	4224 EVERHARD ROAD NW	CANTON	OH	44718
BBRG	BRAVO	GFS-SPR	100019493	71	3265 W MARKET ST	FAIRLAWN	OH	44333
BBRG	BRAVO	GFS-SPR	638490005	77	5045 DEERFIELD BLVD	MASON	OH	45040
BBRG	BRAVO	GFS-SPR	100031216	84	17 WETS COUNTY CENTER	DES PERES	MO	63131
BBRG	BRAVO	GFS-SPR	100053232	100	1803 OLENTANGY RIVE RD	COLUMBUS	OH	43212
BBRG	BRAVO	GFS-SPR	100121971	131	3825 EDWARDS ROAD	CINCINNATI	OH	45209
BBRG	BRAVO	GFS-SPR	100115362	134	760 BRIARWOOD CIRCLE	ANN ARBOR	MI	48108
BBRG	BRAVO	GFS-SPR	100143058	140	2731 FAIRFIELD COMMONS	BEAVERCREEK	OH	45431
BBRG	BRIO	GFS-SPR	638560001	11	3993 EASTON STATION	COLUMBUS	OH	43219
BBRG	BRIO	GFS-SPR	638560002	20	1 LEVEE WAY	NEWPORT	KY	41071
BBRG	BRIO	GFS-SPR	638560007	25	200 CROCKER PARK BLVD	WESTLAKE	OH	44145
BBRG	BRIO	GFS-SPR	638560004	29	24325 CEDAR ROAD LEGACY VILLAGE	LYNDHURST	OH	44124

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

Units under Bravo Brio Restaurant Group Foodservice Distribution Agreement

Chain Owner Name	Chain Concept Name	Dist Whs Name	Dist Cust Nbr	Unit Nbr	Unit Address	Unit City	Unit State	Unit Zip
BBRG	BRIO	GFS-SPR	100008171	32	1701 SOUTH LINDBEREG PLAZA	ST LOUIS	MO	63131
BBRG	BRIO	GFS-SPR	100008172	41	502 NICHOLS ROAD	KANSAS CITY	MO	64112
BBRG	BRIO	GFS-SPR	638560008	47	2801 WEST BIG BEAVER ROAD SUITE E150	TROY	MI	48084
BBRG	BRIO	GFS-SPR	638560014	56	4459 CEDAR PARK DRIVE	BEAVER CREEK	OH	45440
BBRG	BRIO	GFS-SPR	'638560015	63	330 YORKTOWN	LOMBARD	IL	60148
BBRG	BRIO	GFS-SPR	100015577	68	17430 HALL ROAD FASHION PARK SQUARE R104	CLINTON TOWNSHIP	MI	48038
BBRG	BRIO	GFS-SPR	100013519	70	1500 POLARIS PARKWAY SUITE 200	COLUMBUS	OH	43240
BBRG	BRIO	GFS-SPR	100135734	125	7600 GIBSON RD SUITE F-120	LIBERTY TOWNSHIP	OH	45069
BBRG	BRAVO	NCMD-LV	159611	138	1300 WEST SUNSET RD	HENDERSON	NV	89014
BBRG	BRIO	NCMD-LV	159661	67	6653 LAS VEGAS BLVD SOUTH	LAS VEGAS	NV	89119
BBRG	BRIO	NCMD-LV	159631	93	420 SOUTH RAMPART	LAS VEGAS	NV	89145
BBRG	BRIO	NC-SALT	159671	102	6173 SOUTH STATE STREET	MURRAY	UT	84107
BBRG	BRIO	NC-SALT	159681	122	80 SOUTH REGENT STREET	SALT LAKE CITY	UT	84101
BBRG	BRIO	SHAM-AZ	0016061	72	2150 E. WILLIAMS FIELD RD	GILBERT	AZ	85295
BBRG	BRIO	SHAM-AZ	0016066	83	15301 N. SCOTTSDALE RD	SCOTTSDALE	AZ	85254
BBRG	BRIO	SHAM-CO	0032582	74	8441 PARK MEADOWS CTR DR	LONE TREE	CO	80127
BBRG	BRIO	SHAM-CO	0032586	86	2500 E FIRST AVE	DENVER	CO	80206
BBRG	BRIO	SHAM-S0	0097509	114	12370 S. MAIN ST	RANCHO CUCAMONGA	CA	91739
BBRG	BRIO	SHAM-SO	0026302	116	618 SPECTRUM CENTER DRIVE	IRVINE	CA	92618
BBRG	BRIO	SHAM-SO	0107169	126	21532 HAWTHORNE BLVD	TORRANCE	CA	90503

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

Acceptance of Foodservice Distribution
Agreement by Franchisee

Franchisee:

DMA:	Distribution Market Advantage, Inc., 1515 Woodfield Rd., Suite 600, Schaumburg, IL 60173. Email: dan.cox@dmadelivers.com.

Distributors:
Ben E. Keith Company, 7600 Will Rogers Blvd, Ft. Worth, TX 76140. Email: cslewis@benekeith.com.
Gordon Food Service, Inc., 1300 Gezon Parkway SW, Wyoming, MI 49509. Email: brian.larsen@gfs.com.
Nicholas & Co., Inc., 5520 W. Harrold Gatty Drive, Salt Lake City, UT 84116. Email: jake.box@nicholasandco.com.
Shamrock Foods Company, 3900 E. Camelback Road, Suite 200, Phoenix, AZ 85108. Email: Jeff_peitzmeier@shamrockfoods.com.

Customer:	Bravo Brio Restaurant Group, Inc., 777 Goodale Blvd, Suite 200, Columbus, OH 43212, Email: JOdachowski@BBRG.com.

Foodservice Distribution Agreement:	Foodservice Distribution Agreement with the Term beginning on February 1, 2017] between DMA, Distributors, and Customer.

Franchisee agrees as follows:

1.	Acknowledgements. Franchisee acknowledges as follows:

1.1. Franchisee and Customer have entered into an agreement (the “Franchise Agreement”) governing the terms under which Franchisee will operate one or more retail food establishments under the trade name of Customer and under which Franchisee will purchase products.
1.2. DMA and Distributors have entered into the Foodservice Distribution Agreement with Customer in order to provide a portion of the purchasing, warehousing, and distribution functions for Customer's concept and franchise system on terms negotiated by Customer. DMA and Distributors require this Acceptance in order to furnish those functions to Franchisee.

2.
Acceptance. In order for Franchisee to have the benefit of the terms and conditions of the Foodservice Distribution Agreement, (1) Franchisee accepts the terms and conditions of the Foodservice Distribution Agreement, (2) Franchisee's purchase of Products under the Foodservice Distribution Agreement shall be governed by the Foodservice Distribution Agreement, and (3) Franchisee shall be obligated to perform all of the obligations required of Franchisee under the Foodservice Distribution Agreement. The terms of the Foodservice Distribution Agreement are incorporated into this Acceptance by this reference. Customer has agreed to furnish Franchisee at any time upon request of Franchisee with either: (1) a copy of the Foodservice Distribution Agreement; (2) a copy of the Foodservice Distribution Agreement redacted to remove confidential information; or (3) a summary of the Foodservice Distribution Agreement which lists all applicable rights and obligations pertaining to Franchisee.

3.
Amendments. Franchisee acknowledges that the Foodservice Distribution Agreement may be amended, from time to time, with the consent of Customer, DMA, and Distributors. Any such amendments shall be binding on Franchisee.

Signature on the following page

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

Franchisee:	Date:

By

Its

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

Third Party Confidentiality Agreement

Third Party:

DMA:	Distribution Market Advantage, Inc., 1515 Woodfield Rd., Suite 600, Schaumburg, IL 60173. Email: dan.cox@dmadelivers.com.

Distributors:
Ben E. Keith Company, 7600 Will Rogers Blvd, Ft. Worth, TX 76140. Email: cslewis@benekeith.com.
Gordon Food Service, Inc., 1300 Gezon Parkway SW, Wyoming, MI 49509. Email: brian.larsen@gfs.com.
Nicholas & Co., Inc., 5520 W. Harrold Gatty Drive, Salt Lake City, UT 84116. Email: jake.box@nicholasandco.com.
Shamrock Foods Company, 3900 E. Camelback Road, Suite 200, Phoenix, AZ 85108. Email: Jeff_peitzmeier@shamrockfoods.com.

Customer:	Bravo Brio Restaurant Group, Inc., 777 Goodale Blvd, Suite 200, Columbus, OH 43212, Email: JOdachowski@BBRG.com.

Agreement:	Foodservice Distribution Agreement with the Term beginning on February 1, 2017] between DMA, Distributors, and Customer.

Confidential Information:	“Confidential Information”, as defined under the section titled “Confidentiality” of the Agreement

Third party agrees as follows:

1.	Acknowledgements. Third Party, DMA, Distributors, and Customer acknowledge as follows:

1.1. Customer has retained Third Party to provide services to Customer in connection with the Agreement.

1.2. DMA and Distributors have disclosed Confidential Information to Third Party to permit Third Party to perform its services to Customer.

2.	Acceptance.

2.1. Third Party agrees to be bound by all of the obligations of a Recipient of Confidential Information of DMA and Distributors as the Discloser, as described in the section titled “Confidentiality” of the Agreement.

2.2 Third Party agrees to sign any additional agreements deemed necessary in the sole discretion of DMA and the Distributors.

3.
Term of Third Party Confidentiality Agreement. Third Party's obligations under this Third Party Confidentiality Agreement to keep Confidential Information in confidence shall terminate on the 10th anniversary of the Date of the Agreement, except with respect to trade secrets of DMA and Distributors which at that time remain protected from disclosure by law. Third Party shall remain obligated to keep valid trade secrets in confidence at all times.

Signature on the following page

[***] Confidential treatment requested. Omitted text filed separately with the SEC.

Franchisee:	Date:

By

Its

[***] Confidential treatment requested. Omitted text filed separately with the SEC.